Exhibit 99.1

BRIDGEWAY NATIONAL CORP. AGREES TO ACQUIRE INPUT CAPITAL CORP.

Washington DC, Aug. 18, 2020 Bridgeway National (“Bridgeway”), a diversified publicly traded holding company and - Input Capital Corp. (TSXV: INP)(“Input,” “Company”), the world’s first agriculture streaming company, have announced that they have entered into a definitive arrangement agreement (the “Agreement”) pursuant to which Bridgeway will acquire all of the issued and outstanding common shares of Input (the “Input Shares”). The transactions represented by the Arrangement Agreement was officially approved by the Court of Queen’s Bench for Saskatchewan on September 28, 2020.

Under the terms of the Agreement, each Input shareholder (the “Input Shareholders”) will receive cash consideration of $1.31 for each Input Share held (the “Consideration”), representing aggregate consideration of approximately $73.1 million on a fully diluted basis. The Consideration represents an approximately 1.3x premium to Input’s book value as of June 30, 2020. The Agreement is not subject to any financing condition. The Consideration will be paid utilizing a mix of third-party debt and committed equity capital.

The board of directors of Input (the “Input Board”) has unanimously determined that the Transaction is in the best interests of the Company and is recommending that Input Shareholders vote in favor of the Transaction. Each director and all senior officers of the Company have entered into voting agreements with Bridgeway pursuant to which, among other things, they have agreed to vote all of the Shares owned or controlled by them in favor of the Arrangement, representing approximately 33.3% of the outstanding Shares.

“The combination of Bridgeway with its strong financial discipline and Input creates a strong foundation to accelerate growth of Input’s innovative mortgage stream business,” said Eric Blue, Chairman & CEO of Bridgeway. “We believe we can help scale this business to become a well-known financial solution provider to farmers in Canada, and potentially beyond.”

McKercher LLP is serving as counsel to Input. Loeb & Loeb is acting as U.S. counsel to Bridgeway with Wildeboer Dellelce LLP acting as Canadian counsel.

ABOUT BRIDGEWAY

Bridgeway National is a publicly traded diversified holding company with a focus on acquiring on quality, well positioned businesses that operate in industries with strong tail winds. We shun market fads and are fundamentally grounded in our core investment focus of acquiring interests in strong business concerns that are run by qualified and ethical management teams.

ABOUT INPUT

Founded in 2012, Input Capital Corp. is the only agriculture commodity streaming company with a focus on canola, the largest and most profitable crop in Canadian agriculture. The Company has developed several flexible and competitive forms of financing which help western Canadian canola farmers solve working capital, mortgage finance and canola marketing challenges and improve the financial position of their farms...

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors related to the timing of the acquisition or results of Bridgeway that could cause the actual results of Bridgeway to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties, including but not limited to shareholder approval, regulatory approval and other risks and uncertainties that are described from time to time in Bridgeway’s filings with the Securities and Exchange Commission. Bridgeway assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Eric Blue

Chief Executive Officer

Bridgeway National Corp.

(202) 827-3838

eric.blue@bridgewaynational.com